                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 31, 2002

                               -------------------

                Date of Report (Date of earliest event reported)

                               -------------------

                                  iBASIS, INC.

                               -------------------

               (Exact Name of Registrant as Specified in Charter)

------------------------------------- ----------------------------------- -----------------------------------

              DELAWARE                             0-27127                            04-3332534

------------------------------------ ----------------------------------- -----------------------------------
  (State or Other Jurisdiction of          (Commission File Number)                 (IRS Employer
           Incorporation)                                                        Identification No.)
------------------------------------- ----------------------------------- -----------------------------------


                     20 SECOND AVENUE, BURLINGTON, MA 01803

            ---------------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500

              (Registrant's telephone number, including area code)

                               -------------------

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 2, 2003, iBasis, Inc., a Delaware corporation (the "COMPANY"), issued a press release announcing that it had obtained a two-year secured line of credit from Silicon Valley Bank (the "CREDIT FACILITY"). The Company may borrow up to $15 million from time to time from Silicon Valley Bank. Amounts borrowed under the Credit Facility bear an interest rate of one percent (1%) over prime and are secured by substantially all of the assets of the Company. Amounts borrowed under the Credit Facility are guaranteed by iBasis Securities Corporation and iBasis Global, Inc., two wholly-owned subsidiaries of the Company. In connection with the Credit Facility, the Company issued Silicon Valley Bank a warrant to purchase up to 337,500 shares of the Company's common stock. The Credit Facility will be used to replace current short-term debt and provide additional working capital to support the Company's growth.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

         Exhibit 99.1 iBasis, Inc. Press Release Announcing Credit Facility, dated January 2, 2003.

         Exhibit 99.2 Silicon Valley Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Company, and iBasis Global, Inc.

         Exhibit 99.3 Export-Import Bank Loan and Security Agreement, dated December 30, 2002, by and among Silicon Valley Bank, the Company, and iBasis Global, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 8, 2003              iBASIS, INC.



                                    By: /s/ RICHARD TENNANT
                                    ------------------------------
                                    Vice President, Finance and Administration
                                    And Chief Financial Officer
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)